Exhibit 10.22
                          FACTOR IX RESEARCH AGREEMENT

                               (Blood Factor IXai)


                  FACTOR IX RESEARCH AGREEMENT (this "Agreement"), effective as of March 28, 1997 (the "Effective Date"), between THE TRUSTEES OF COLUMBIA UNIVERSITY IN THE CITY OF NEW YORK, a New York corporation ("Columbia" or "Columbia Innovation Enterprise"), and VIMRx PHARMACEUTICALS INC., a Delaware corporation (the "Company").


                              W I T N E S S E T H :


                  WHEREAS,  Columbia has  established a laboratory at its Health
Sciences   Division  to  conduct  research  in  the  field  of  coagulation  and anticoagulants; and

                  WHEREAS, the Company wishes to provide financial support for research in the laboratory as described in Section 1 of this Agreement and in order to obtain certain rights with respect to the results of the research;

                  NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereby agree as follows:







                                   Article I.


                                    RESEARCH

                  1.1. Conduct of Research. Columbia will conduct, in a laboratory at its Health Sciences campus, under the direction of Dr. Eric Rose and Dr. David Stern, research on Factor IX-Related Coagulation Inhibitors in accordance with the proposal set forth in Exhibit A hereto ("Research"). The parties may mutually agree to change the scope of the research proposal at any time.

                  1.2. Columbia Governance of Research. (a) Columbia will be solely responsible for the governance of all Research conducted under this Agreement.

                  (b)  All  Columbia  faculty  members,  researchers,  students,
post-doctoral  students  and  other  scientists  (hereinafter   "Investigators")
working on Research hereunder, as well as senior administrative staff with access to Confidential Information and/or VIMRx Information (each as hereinafter defined), will be required to sign a letter agreement substantially in the form of Exhibit B hereto (hereinafter, an "Investigator Letter"), and no Investigator who has not signed an Investigator Letter shall participate in Research hereunder. Promptly after receipt thereof, Columbia shall deliver to the Company a copy of each Investigator Letter received by it during the term of this Agreement.
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                  1.3. No Specific  Result.  Nothing in this  Agreement  will be construed as a promise by Columbia to achieve any specific research result.

                  1.4. Title to Property. Except with respect to any equipment provided by the Company pursuant to Section 2.1(b) below, title to all equipment acquired by Columbia to conduct research hereunder and all materials and other tangible results of research conducted hereunder will vest in Columbia upon acquisition. The foregoing shall not be construed so as to prevent the Company from purchasing equipment (and retaining title thereto), or leasing equipment (with the lessor thereof retaining title thereto) and loaning such equipment to Columbia for the purpose of conducting Research hereunder.

                  1.5. Company Access. To permit and facilitate the Company's performance of its obligations and exercise of its rights hereunder, Columbia will ensure that Company personnel have regular and meaningful access to all Principal Investigators and all Investigators conducting Research hereunder.

                  1.6. Independent Contractors. The Company and Columbia are independent contractors and neither is an agent, joint venturer or partner of the other.

                                   Article II.

                             SUPPORT FOR THE CENTER

                  2.1. Support for the Laboratory. (a) During the three-year period beginning on the Effective Date of this Agreement, the Company will pay $2,700,000 to Columbia for the support of the Research.

                  (b) In addition to the above-described support, the Company will supply to Columbia the material to be used as a source of the Coagulation Factor IX protein either from blood or prepared by recombinant DNA synthesis, and any specialized equipment necessary to conduct the Research. The Company will also provide sufficient funds to enable Columbia to obtain antibodies to Factor IX and Factor XI that will be needed to conduct the Research.

                  2.2. Payment. The above payments shall be made in quarterly installments in advance, with the first payment due on the fifth business day following the Effective Date, and all subsequent payments due on the first day of each succeeding calendar quarter beginning after the Effective Date. In the event any payment is due on a day on which the banks in New York City are authorized or required to close, such payment shall be due and payable on the next succeeding business day.

                  2.3. Government Funding. Columbia may, consistent with the provisions of this Agreement, solicit or obtain government funding for the Research and the Company shall cooperate with such efforts. If any such


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

government funding is solicited, Columbia agrees to elect to retain or obtain any government patent rights arising from any governmentally funded Research in accordance with the provisions of 35 U.S.C. Sec. 202, et seq.


                                  Article III.

                               REPORTS AND NOTICES

                  3.1. Reports of Research. (a) Columbia Innovation Enterprise will promptly prepare and deliver an Invention Disclosure Report in form and substance reasonably satisfactory to the Company with respect to any new and useful process, machine, manufacture or composition of matter conceived of or first reduced to practice by any Investigator during the term of this Agreement and arising from any Research hereunder ("Invention").

                  (b) Columbia will furnish the Company semiannually with (i) a written report summarizing in reasonable detail Research activity not previously reported pursuant to Section 3.1(a) hereof, which shall include a Research Information Report in form and substance reasonably satisfactory to the Company with respect to information and tangible physical materials, including any chemical compound or substances, biological cell, or component thereof, whether derived from biological material or synthesized (hereinafter, "Materials") developed in the course of Research hereunder, but which does not constitute an Invention ("Research Information").


                  3.2. Financial Records and Reports. (a) Columbia will maintain records of its expenditures of funds received under this Agreement in accordance with its customary accounting policies and procedures. On or before April 30, 1998, 1999 and 2000, Columbia will provide the Company with a complete accounting of expenditures hereunder during the preceding calendar year and, on the date falling 120 days after the expiration or earlier termination of this Agreement, Columbia will provide the Company with a complete accounting of expenditures hereunder during the period beginning January 1 prior to such expiration or termination through the date of such expiration or termination.

                  (b) For two years after the termination of this Agreement, the Company, at its own expense and on reasonable notice and during normal business hours, may examine Columbia's accounting records with respect to expenditures under this Agreement for the year.

                  3.3. Notices. Any notice required or permitted to be given under this Agreement shall be in writing and shall be either personally delivered (including by recognized overnight delivery services such as FedEx) or sent by certified mail (return receipt requested), postage or other charges prepaid,

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

if to Columbia, to:                 Executive Director
                                            Columbia Innovation Enterprise
                                            Columbia University
                                            500 West 120th St., Mail Code 2206
                                            363 Engineering Terrace
                                            New York, New York  10027

copy to:                            General Counsel
                                            Columbia University
                                            535 West 116th St., Mail Code 4308
                                            110 Low Memorial Library
                                            New York, New York 10027



if to the Company, to:              VIMRx Pharmaceuticals, Inc.
                                            2751 Centerville Road
                                            Wilmington, Delaware 19808
                                            Attn: Mr. Richard L. Dunning

copy to:                             Epstein Becker & Green, P.C.
                                            250 Park Avenue
                                            New York, New York 10177
                                            Attn: Lowell S. Lifschultz, Esq.

or to such other address as a party may specify by notice given in accordance with the terms hereof. All notices shall be deemed given upon receipt.


                                   Article IV.

                     CONFIDENTIALITY AND RELATED OBLIGATIONS
                        REVIEW AND FREEDOM OF PUBLICATION

                  4.1. Company Obligations; VIMRx Information. (a) The Company will treat as confidential all reports and information disclosed to it under
Article III, as well as any other reports, information and materials furnished hereunder which Columbia has designated as "Confidential." Accordingly, except to the extent permitted under a license agreement entered into pursuant to this Agreement, or as required by law or appropriate for the performance or enforcement of this Agreement, for the term of this Agreement, and for a period of two years thereafter, the Company will not disclose or use for its own or any third party's benefit (other than as contemplated hereby) or make available any information disclosed hereunder to any third party (other than independent contractors retained by the Company in connection with its performance of this Agreement who are under an obligation of confidentiality with respect to this Agreement), without Columbia's written permission and will use information only for the purpose of evaluating its interest in future research or possible commercial development of the results of research in the Center, or in connection with possible investment in or sale of the Company, provided,


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

however, that the Company does not need Columbia's consent to disclose such information to third parties, provided such disclosure is pursuant to a written confidentiality agreement, for the purpose of evaluating future research or possible commercial development of such information, or possible investment in or sale of the Company.

                  (b) Neither party will use the name, logo, insignia, or symbols of the other, including but not limited to those of the faculties or departments of Columbia), or any variation or combination thereof, or the name of any officer, director, trustee, faculty member, other employee, or student of either party for any purpose whatsoever without the other party's prior written consent, such consent not to be unreasonably withheld; and provided further that either party shall be deemed to have granted its consent to any request by the other to use such name, logo/insignia or symbol if such party fails to respond to such request within ten business days of its receipt of such a request.

                  (c) The Company may, but is not obligated to, disclose proprietary or otherwise confidential information of the Company ("VIMRx Information") to Columbia. Columbia may, but is not obligated to, receive VIMRx Information from the Company. VIMRx Information shall only include information which the Company has designated in writing as "Confidential" and which the Company submits (at the time of, or within fifteen days after, disclosure) so marked to Columbia Innovation Enterprise.

                  4.2. Freedom of Publication. The Company acknowledges that Columbia is dedicated to free scholarly exchange and to public dissemination of the results of its scholarly activities. Except for Columbia's obligations of confidence set forth in Section 4.3 and the obligations, set forth in their respective Investigator Letters, of the individuals conducting research, nothing in this Agreement shall restrict the right of Columbia and its faculty and other employees to publish, disseminate or otherwise disclose research conducted pursuant to this Agreement.

                  4.3. Review of Disclosures. Columbia Innovation Enterprise will promptly deliver to the Company copies of all proposed public disclosures of Confidential Information (as hereinafter defined) it receives pursuant to Investigator Letters or otherwise, but no later than ten business days after receipt. The Company will promptly review the proposed public disclosures, and, if, as determined by the Company in its sole discretion, it can do so without compromising its present or potential patent rights, waive all or a portion of the applicable review periods set forth in Exhibit B. The Company will review portions of proposed public disclosures, as they are made available, and will conduct its review of such portions in a manner comparable to its review of complete proposed public disclosures. Material alteration of reviewed and approved disclosures prior to disclosure will necessitate initiation of a new review cycle with its associated review period set forth in Exhibit B. At the end of the review periods set forth in Exhibit B, the authors will have the


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

right, in their sole discretion, to make such proposed public disclosures. For clarity, it is understood and agreed that this Section 4.3 applies to proposed public disclosures of Confidential Information only. Any and all disclosures of VIMRx Information shall require the prior written consent of the Company, which may be granted or withheld in its sole discretion.

                  4.4. Columbia Obligations. (a) Except as set forth in Section
4.3 above, or in Section 4.5, or (subject to the provisions of Section 4.6) as required by law or appropriate for the performance or enforcement of this Agreement, until the expiration or termination of this Agreement, or, if earlier, until such time as Columbia becomes free to enter into a license agreement with a third party with respect to such Inventions, reports, information or other intellectual property, pursuant to the provisions of
Article VI hereof:

         (i) Columbia will not, without the Company's written permission, publicly disclose or use for its own or any third party's benefit (other than as contemplated hereby) or make available any to any third party (other than independent contractors retained by Columbia in connection with its performance of this Agreement who are under an obligation of confidentiality with respect to this Agreement) any Inventions, reports or information arising out of or related to Research (herein, "Confidential Information"); and

         (ii) Columbia will treat as confidential all VIMRx Information, will not disclose or use for its own or any third party's benefit (other than as contemplated hereby) or make available any such VIMRx Information to any third party (other than independent contractors retained by Columbia in connection with its performance of this Agreement who are under an obligation of confidentiality with respect to this Agreement) without the Company's written permission.

                  (b) For purposes of this Article IV, "disclosure" means any communication of information deemed to be disclosure by the U.S. Patent and Trademark Office, examples of which include but are not limited to publication in scientific journals or other print or electronic media, oral or written presentation of information at scientific meetings, and public presentation of information to any individual or group of individuals not bound by a confidentiality obligation with respect to nondisclosure of the information.

                  (c) The parties recognize and agree that Columbia is from time to time required to disclose inventions to agencies of the United States government pursuant to the provisions of 35 U.S.C.
ss. 202(c)(1), and shall mark all such disclosures as "confidential."

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

                  4.5.  Exceptions  to  Confidentiality.   The  obligations  of
confidentiality and non-use under Sections 4.1 and 4.4 do not apply to any information which:

                            (a) was known, other than pursuant to this Agreement or the research contemplated
                                    hereby,   to   the   party   receiving   the
                                    information prior to receipt thereof from the other party;

                            (b) was or becomes a matter of public information or publicly available by reason of filing for patent protection or otherwise through no fault of the party receiving the information or persons acting for it or on its behalf;

                            (c) is acquired, other than pursuant to this Agreement or the research contemplated
                                    hereby,   by   the   party   receiving   the
                                    information from a third party entitled to disclose the information to it; or

                            (d) the other party develops independently, other than pursuant to this Agreement or the research contemplated hereby.

                  4.6. Disclosure by Law. In the event that either party or any principal, affiliate, director, officer, employee, agent, controlling person or other representative (including attorneys, accountants, and financial and scientific advisors) of such party (hereinafter, "Representative") of either party is requested pursuant to, or required by, applicable law or regulation or by legal process to disclose any Confidential Information (and in the event any Representative of Columbia is so requested or required to disclose VIMRx Information), such party agrees that as soon as practicable and, in any event, prior to compliance with any such request or legal process, it will provide the other party with written notice of such request or legal process to enable the other party to seek an appropriate protective order. In the event that such protective order or other remedy is not obtained, such party agrees to furnish only that portion of the Confidential Information or VIMRx Information which, in the opinion of counsel, it is legally compelled to disclose and to use reasonable efforts to obtain assurance that, if possible, confidential treatment will be accorded the Confidential Information and/or VIMRx Information. Any such disclosure of Confidential Information or VIMRx Information (except any disclosure of VIMRx Information by the Company) shall be made after prior consultation with the other party as to the content, timing and manner of dissemination of such disclosure. It is understood and agreed that the foregoing provisions of this Section 4.6 shall not apply to disclosures made pursuant to
Section 4.4(c) hereof.


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

                                   Article V.

                               PATENT PROSECUTION

                  5.1. Preparation, Filing and Prosecution. Subject to the provisions of Section 4.3 hereof and any license agreement subsequently entered into between the parties hereto, the preparation, filing and prosecution of patent applications covering Inventions hereunder, and the decisions as to whether and where to seek patent protection, shall be solely within the discretion of Columbia and at Columbia's expense, provided, however, that Columbia shall consult with the Company regarding such matters and shall submit to the Company for its review and comment a copy of all proposed patent applications and other patent filings relating to any Invention at least 10 days prior to filing thereof.

                  5.2. Reimbursement.  If the Company licenses any Invention, it shall promptly reimburse Columbia for reasonable and documented patent prosecution and maintenance expenses, and shall assume responsibility for all further such expenses, all as set forth in, and subject to, the applicable license agreement.

                  5.3. Abandonment. Columbia will notify the Company in writing if it decides not to seek patent protection for any Invention or to abandon an application already filed, and will allow the Company to license such Invention on the terms and conditions of the form of License Agreement attached hereto as Exhibit C.


                                   Article VI.

                          INTELLECTUAL PROPERTY RIGHTS


                  6.1. Company Licenses. (a) Subject to any limitations imposed by law or by the terms of any government grant, government contract, or Cooperative Research and Development Agreement with a government agency ("CRADA"), Columbia will grant to the Company a license in substantially the form attached hereto as Exhibit C, at royalty rates and other payment terms as set forth therein, for any Invention or Research Information. The Company at any time may request that Columbia enter into such a license by notice in writing to Columbia accompanied by a completed written license agreement in substantially the form attached hereto as Exhibit C, executed on behalf of the Company by an authorized representative of the Company.

                  (b) Columbia may at any time, and prior to entering into any license agreement for any Invention or Research Information with any third party, shall, request the Company to enter into a license to such Invention or Research Information. Such request shall be by notice in writing, shall be captioned "Request to Enter Into License" and shall reference this section of


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this  Agreement.  If the  Company  does not tender to Columbia a license of such
Invention or Research Information on substantially the terms and conditions of the form of License Agreement attached hereto as Exhibit C within six months of such written request, Columbia shall be free to enter into a license agreement with a third party.

                  (c) In the event the Company, by notice in writing, tenders to Columbia a license of any Invention, Research Information or Material, whether pursuant to Columbia's request to the Company or the Company's request to Columbia, and Columbia fails to deliver an executed counterpart thereof to the Company within 90 days of the date such license is tendered, either party may commence an arbitration pursuant to the provisions of Section 9.3 hereof. The arbitration panel shall resolve all disputed issues related to such License, including, if applicable, (i) whether the tendered license conforms to the terms and conditions of Exhibit C hereof, and (ii) whether the commercialization schedule set forth in such license is reasonable in light of prevailing industry and market conditions and the Company's resources. The panel shall decide whether any license to the intellectual property proposed to be licensed is required to be granted under the terms hereof, and shall render a written decision on all disputed issues. If a license is required to be granted under the terms of this Agreement, and the parties so request, the panel shall engage a neutral attorney to draft the text of any disputed provisions, which draft text shall incorporate the panel's decision on any such disputed provisions. Columbia shall be required to execute and deliver to the Company a license agreement incorporating the panel's decision and otherwise on the terms and conditions of Exhibit C hereof (the "Arbitral License"). In the event the Company declines to accept a license agreement on such form, Columbia shall be free to enter into one or more licenses, with any third party, of the Invention, Research Information or Material to have been licensed pursuant to the Arbitral License.

                  6.2. Title to Inventions and Research Information. Subject to the Company's license rights described in this Article VI, Columbia will have sole right, title, and interest to any Inventions and Research Information.

                  6.3. Invention Expenses. In the event Columbia grants to any third party a license of any Invention or grants or assigns any other intellectual property rights subject to or contemplated by this Agreement, Columbia shall so advise the Company, and the Company at its option may submit to Columbia an accounting of all reasonable expenditures made by the Company arising out of or related to such Invention or other intellectual property, including direct support of the project from which the Invention or other intellectual property was conceived, and costs and expenses of patent prosecution paid by the Company ("Invention Expenses"). In each such event, Columbia shall remit to the Company fifty percent (50%) of all royalties and


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other  payments  received by it in respect of such license,  assignment or other rights until such time as all Invention Expenses in respect of such Invention or other intellectual property are reimbursed to the Company.


                                  Article VII.

                         REPRESENTATIONS AND WARRANTIES

                  7.1. Representations and Warranties of Columbia. Columbia represents and warrants to the Company, as of the date hereof, as follows:

                  (a) Columbia is a not-for-profit corporation organized and in good standing under the law of the State of New York.

                  (b) Columbia has all requisite corporate power and authority and all necessary licenses and permits to own and operate its properties and to carry on the activities contemplated by this Agreement.

                  (c) The execution and delivery of this Agreement, any license agreement substantially in the form of Exhibit C hereto, and any other documents or transactions contemplated hereby are within the corporate powers of, and have been duly and effectively authorized by, all necessary corporate and other action on the part of Columbia and do not violate, conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or asset of Columbia pursuant to any indenture, loan agreement, or other agreement or instrument or corporate restriction to which Columbia is a party or by which Columbia, its properties or operations may be bound, and such action will not result in any violation of the provisions of the certificate of incorporation or bylaws or similar incorporating or governing documents of Columbia or any laws, ordinances, governmental rules or regulations of courts or other governmental orders to which Columbia, its properties or operations is subject.

                  (d) No consent, approval or authorization of any third party, or filing, registration or qualification with any governmental authority (other than those, if any, already obtained) is required on the part of Columbia as a condition to the execution and delivery of this Agreement.

                  (e) This Agreement is a legal, valid and binding obligation of Columbia enforceable against Columbia in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, moratorium, preference, fraudulent conveyance or other laws affecting the enforcement of creditors' rights or remedies generally, now or hereafter in effect, and subject to the application of equitable principles and the availability of equitable remedies.

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                  7.2.  Representations  and  Warranties  of the Company.  The
Company represents and warrants to Columbia as of the date hereof, as follows:

                  (a) The Company is a corporation organized and in good standing under the law of the State of Delaware.

                  (b)  The  Company  has  all  requisite   corporate  power  and
authority and all necessary licenses and permits to own and operate its properties and to carry on its activities as now conducted and as currently proposed to be conducted.

                  (c) The execution and delivery of this Agreement, any license agreement substantially in the form of Exhibit C hereto, and any other documents or transactions contemplated hereby are within the corporate powers of, and have been duly and effectively authorized by, all necessary corporate and other action on the part of the Company and do not violate, conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or asset of the Company pursuant to any indenture, loan agreement, or other agreement or instrument or corporate restriction to which the Company is a party or by which the Company, its properties or operations may be bound, and such action will not result in any violation of the provisions of the certificate of incorporation or bylaws or similar incorporating or governing documents of the Company or any laws, ordinances, governmental rules or regulations of courts or other governmental orders to which the Company, its properties or operations is subject.

                  (d) No consent, approval or authorization of any third party, or filing, registration or qualification with any governmental authority (other than those, if any, already obtained or effected) is required on the part of the Company as a condition to the execution and delivery of this Agreement.

                  (e) This Agreement is a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, moratorium, preference, fraudulent conveyance or other laws affecting the enforcement of creditors' rights or remedies generally, now or hereafter in effect, and subject to the application of equitable principles and the availability of equitable remedies.

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                                  Article VIII.

                              TERM AND TERMINATION.

                  8.1. Initial Term. This Agreement shall be effective as of the Effective Date and shall continue in full force and effect, unless earlier terminated as herein provided, for three years thereafter.

                  8.2. Termination. (a) Upon 30 days' prior written notice either party may terminate this Agreement by reason of a material breach of this Agreement by the other party, if such breach has not been cured within 30 days after written notice of the breach has been given.

                  (b) Either party may terminate this agreement by three months' notice to the other given at any time on or after the date falling eighteen months from the date of this Agreement in the event that such party, in good faith and after consultation with the other party, believes that the milestones set forth in Exhibit A to be achieved by Columbia, including any modifications thereof made by mutual agreement, have not been achieved.

                  (c) This Agreement shall automatically terminate if either party commits any act of bankruptcy, becomes insolvent, files a petition under any bankruptcy or insolvency act or has any such petition filed against it.

                  8.3. Effect of Termination. (a) On termination of this Agreement because of the Company's material breach, the Company will have no further rights hereunder, all licenses granted pursuant to Article VI shall automatically terminate on the effective date of termination of this Agreement, and any sublicenses granted by the Company under any such license shall be assigned to and assumed by Columbia, and each sublicense shall so provide.

                  (b) For purposes of this Agreement, "material breach" by the Company shall mean a breach of its payment obligations under Article II hereof which shall not be remedied after all applicable notice and cure periods have elapsed.

                  8.4.  Survival. (a) The Company's obligations under Section
4.1 and Article V and, except for termination because of the Company's material breach hereof, the Company's rights under licenses granted under Article VI prior to termination shall survive the termination of this Agreement.

                  (b) Unless this Agreement is terminated by reason of the Company's material breach hereof, the Company's rights under Article VI to obtain licenses to Inventions and Research Project Information developed prior to the effective date of termination hereof shall survive the termination of this Agreement and shall be subject to the terms, conditions and time limits set


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forth in Article VI. All rights to any  Invention  or Research  Information  not licensed to the Company pursuant to this Agreement shall revert to Columbia.


                                   Article IX.

                                  MISCELLANEOUS

                  9.1. Assignment. This Agreement may not be assigned by either party without the consent of the other party, provided, however, the Company may assign this Agreement to a person or entity who acquires, by purchase, merger or otherwise, all or substantially all the assets of the Company, and who assumes all the obligations of the Company hereunder, without obtaining the consent of Columbia. Any purported assignment or delegation in violation of this Section
9.1 shall be null and void ab initio.

                  9.2. Entire Agreement; Amendment. This Agreement sets forth the entire agreement between the parties relating to the subject matter hereof and supersedes all previous agreements, written or oral. This Agreement may be amended only by an instrument in writing duly executed on behalf of the parties.

                  9.3. Governing Law; Arbitration. (a) This Agreement shall be governed by New York law applicable to agreements made and to be performed in New York. Each party hereby submits to the jurisdiction of the state and federal courts sitting in the County of New York, and agrees that service of process may be effected by written notice given in accordance with the terms hereof.

                  (b) In the event of any dispute which pursuant to this Agreement is to be resolved by arbitration, whether hereunder or under any License Agreement to be entered into pursuant hereto, such arbitration shall be conducted in New York, New York before three arbitrators, by the American Arbitration Association ("AAA") pursuant to its Commercial Arbitration Rules, as the same may be amended from time to time. The panel shall consist of three arbitrators. Two of the arbitrators shall be nominated by the respective parties within fifteen (15) days of commencement of the arbitration, and the third (who shall serve as chairman of the panel) shall be nominated by the party-nominated arbitrators within thirty (30) days of commencement of the arbitration. Each party shall nominate, and the party-nominated arbitrators shall nominate, arbitrators with qualifications appropriate to decide the issues in dispute. Each party hereto agrees to participate therein diligently and in good faith. The determination made in any such arbitration shall be binding on the parties hereto and may be entered for judgment in any court of competent jurisdiction. All fees and expenses of the arbitrator(s) and of the AAA itself shall be borne equally by the parties.

                  9.4. Waiver of Breach. The waiver by a party of a breach or violation by the other party of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach or violation by any party of the same or any other provision of this Agreement. No such waiver shall be effective unless in writing signed by the party claimed to have made the waiver.




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                  9.5. Headings. The headings of the sections and paragraphs of this Agreement are inserted for convenience of reference only and shall not constitute a part hereof.IX.5. Headings. The headings of the sections and paragraphs of this Agreement are inserted for convenience of reference only and shall not constitute a part hereof.

                  9.6. Multiple Counterparts. This Agreement may be signed in any number of counterparts which taken together shall constitute one and the same instrument.

                  9.7. Exhibits, Schedules. All Exhibits and Schedules referred to in this Agreement are attached hereto and are incorporated herein by reference as if fully set forth herein.

                  9.8.  Construction.   The  language  in  all  parts  of  this
Agreement shall in all cases be construed as a whole according to its fair meaning, strictly neither for nor against any party hereto, and without implying a presumption that the terms thereof shall be more strictly construed against one party by reason of the rule of construction that a document is to be construed more strictly against the person who himself or through his agent prepared the same, it being agreed that representatives of both parties have participated in the preparation hereof.

                  9.9. Number and Gender. Whenever in this Agreement the singular is used, it shall include the plural if the context so requires, and whenever the masculine gender is used in this Agreement, it shall be construed as if the masculine, feminine or neuter gender, respectively, has been used where the context so dictates, with the rest of the sentence being construed as if the grammatical and terminological changes thereby rendered necessary have been made.

                  IN WITNESS WHEREOF, Columbia and the Company have caused this Agreement to be executed by their duly authorized representatives as of the day and year first written above.

                                            THE TRUSTEES OF COLUMBIA UNIVERSITY
                                            IN THE CITY OF NEW YORK


                                             By     /s/ Jack M. Granowitz
                                             ----------------------------
                                                Executive Director, Columbia
                                                 Innovation Enterprise


                                             VIMRx PHARMACEUTICALS, INC.
                                              By  /s/ Richard L. Dunning
                                              --------------------------
                                                 Richard L. Dunning
                                                 President

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